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                                                                   Exhibit 23.5


                             REMY, THOMAS and MOOSE
                                Attorneys at Law
Michael H. Remy            455 Capitol Mall, Suite 210
Tina A. Thomas            Sacramento, California 95814              Lee Axelrad
James G. Moose                                                Georganna Foondos
Whitman F. Manley                (916) 443-2745               Land Use Analysts
John H. Mattox                  FAX (916) 443-9017
Danae J. Aitchison
Andrea M. Klein                                                  Brian J. Plant
Kathrine Currie Pittard                                            of Counsel
Erik K. Spiess




December 1, 1997





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

To Whom It May Concern:

Remy, Thomas and Moose, LLP hereby consents to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of the Company's common stock, of its letter dated January 31, 1994, pertaining to the discussion of environmental and permitting issues in the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


Very truly yours,

/s/ Tina A. Thomas

Tina A. Thomas
Counsel to Canyon Resources Corporation

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